Exhibit 99.11



     I, John A. Golden, hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                  /s/ John A. Golden
                                                  ----------------------
                                                  Name: John A. Golden

Date: March 15, 1998